                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ] Preliminary proxy statement             [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

[X] Definitive proxy statement

[ ] Definitive additional materials

[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                            HUNTWAY REFINING COMPANY
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                (Name of Registrant as Specified in Its Charter)

                            HUNTWAY REFINING COMPANY
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

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(2) Aggregate number of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to
Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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(4) Proposed maximum aggregate value of transaction:

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(5) Total fee paid:

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[ ] Fee paid previously with preliminary materials.

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[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

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(2) Form, schedule or registration statement no.:

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(3) Filing party:

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(4) Date filed:

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

[HUNTWAY REFINING COMPANY LOGO]
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON WEDNESDAY, MAY 10, 2000
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To the stockholders of Huntway Refining Company:

The annual meeting of stockholders of Huntway Refining Company will be held on Wednesday, May 10, 2000 at 10:00 a.m. local time at our principal executive offices located at 25129 The Old Road, Suite 322, Newhall, California 91381, for the following purposes:

1. To elect two directors to serve until the 2003 annual meeting.

2. To transact such other business as may properly be brought before the meeting.

The annual meeting may be postponed or adjourned from time to time without any notice other than announcement at the meeting, and any and all business for which notice is hereby given may be transacted at any such postponed or adjourned meeting.

The Board of Directors has fixed the close of business on April 3, 2000 as the record date for determination of stockholders entitled to notice of and to vote at the meeting.

A list of stockholders entitled to vote at the annual meeting will be available for examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours at our principal executive offices located at 25129 The Old Road, Suite 322, Newhall, California 91381, during the ten days preceding the meeting.

Please complete and sign the enclosed proxy, which is solicited by the Board of Directors, and promptly return it in the accompanying envelope.

                                          By Order of the Board of Directors

                                          EARL G. FLEISHER
                                          Chief Financial Officer and Secretary

Newhall, California
April 10, 2000

[HUNTWAY REFINING COMPANY LOGO]
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PROXY STATEMENT
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This Proxy Statement is furnished in connection with the solicitation by the
Board of Directors of Huntway Refining Company (the "Company") of proxies for use at our annual meeting of stockholders to be held on Wednesday, May 10, 2000 and at any postponement or adjournment thereof. All shares of Common Stock entitled to vote at the annual meeting which are represented by properly executed proxies will, unless such proxies have been revoked, be voted in accordance with the instructions given in such proxies or, if no contrary instructions are given therein, will be voted in the election of directors as described below under "Election of Directors" and as to any other matters that may properly be presented to the meeting will be voted as described below under "Other Matters." Any stockholder who has given a proxy with respect to any matter may revoke it at any time prior to the closing of the polls as to that matter at the annual meeting by delivering to the Secretary of our company a notice of revocation or a duly executed proxy bearing a later date or by attending the annual meeting and voting in person.

On April 3, 2000, the record date for the annual meeting, 15,004,771 shares of Common Stock were issued and outstanding. The Common Stock is traded on the New York Stock Exchange.

Under our By-laws, attendance at the meeting in person or by proxy by the holders of a majority of the shares of Common Stock entitled to vote at the meeting is required in order to establish a quorum.

Pursuant to Delaware law, shares entitled to cast votes on a matter at the meeting which are the subject of an ABSTAIN on that matter will be treated for all purposes relevant to that matter as being present at the meeting and entitled to vote, and thus will have the same effect as a vote of such shares against that matter. Shares entitled to cast votes on a matter at the meeting which are the subject of a broker non-vote on that matter will be treated for quorum purposes relevant to that matter as being present at the meeting and entitled to vote but will not be so treated in determining whether a majority or other required percentage of the "shares present and entitled to vote" on that matter has been obtained.

Proxy Statements and proxy cards are being mailed to stockholders on or about April 10, 2000. The mailing address of our principal executive offices is 25129 The Old Road, Suite 322, Newhall, California 91381.

The Company is the successor to Huntway Partners, L.P., a Delaware limited partnership (the "Predecessor LP") as a result of the June 1998 conversion of the Predecessor LP to corporate form (the "Conversion"). In this Proxy Statement, the term "the Company" or the like refers to the Predecessor LP prior to the Conversion and refers to Huntway Refining Company after the Conversion. The business and affairs of the Predecessor LP were managed by a managing general partner, which was a partnership, and the business and affairs of the managing general partner were managed by its general partner, a corporation. The corporation established an operating committee (the "Predecessor LP Operating Committee") to consult with its sole director with respect to the management of the managing partner and the Predecessor LP.

ELECTION OF DIRECTORS

The Board of Directors consists of three classes of directors elected to serve staggered three-year terms of office. The class to be elected at the 2000 annual meeting consists of two directors to hold office until the 2003 annual meeting or until their successors have been elected and qualified.

Except to the extent that stockholders indicate otherwise on their proxies solicited by our Board of Directors, the holders of such proxies intend to vote such proxies for the election as directors of the persons named as nominees in the following table; provided that if any of the nominees for election shall be unable or shall fail to act as such by virtue of an unexpected occurrence, such proxies will be voted for such other person or persons as shall be determined by the holders of such proxies in their discretion or, so long as such action does not conflict with the provisions of our Certificate of Incorporation relating to the relative sizes of classes of directors, the Board of Directors may, in its discretion, reduce the number of directors to be elected.

NOMINEES FOR ELECTION AT THE 2000 ANNUAL MEETING:
For Three-Year Terms Expiring in 2003:

         J.C. McFarland, age 53. Consultant since 1997. Chairman and Chief Executive Officer of McFarland Energy, Inc., an exploration and production company, from prior to 1994 to 1997. Director of the Company since the Conversion. Member of the Audit and Compensation Committees.

         Brian D. Hogan, age 55. Since February 1, 2000, Of Counsel to the law firm of Kirkland & Ellis, which firm has served as counsel to our company for a number of years. Partner, Kirkland & Ellis, from 1975 to January 31, 2000.

DIRECTORS WHOSE TERMS EXPIRE IN 2001:

         Warren J. Nelson, age 49. President and Chief Executive
         Officer of the Company since March 1, 2000. Executive Vice President and Chief Financial Officer of the Company since prior to 1994 and until March 1, 2000. Director of the Company since the Conversion.

         Juan Y. Forster, age 63. President and Chief Executive Officer of the Company since prior to 1994 and until March 1, 2000. Director of the Company since the Conversion. Member of the Predecessor LP Operating Committee from 1988 to the
         Conversion.

DIRECTORS WHOSE TERMS EXPIRE IN 2002:

         Harris Kaplan, age 49. President of Eastgate Management
         Corporation, an offshore and domestic money management firm, since 1996. Member of management team of Nabors Industries, an oil service company, from prior to 1994 to 1996. Director of the Company since the Conversion. Member of the Audit
         Committee and the Compensation Committee.

         Richard Spencer, age 47. Manager of Westcliff Management, LLC, a money management firm, since prior to 1994. Director of the Company since the Conversion. Member of the Audit Committee and the Compensation Committee.

In connection with a refinancing by the Predecessor LP in 1997, the Predecessor LP agreed to use its best efforts to nominate and cause to be elected as a director of the Company at all times after the Conversion one individual selected by B III Capital Partners, L.P. ("B III") and one individual selected by Lighthouse Investors, L.L.C. ("Lighthouse"). This agreement will expire with respect to B III or Lighthouse when such person no longer owns Senior Subordinated Secured Convertible

Notes with a principal amount of at least $3.5 million or shares of Common Stock issued on conversion of such Notes with a principal amount of at least $3.5 million or a combination of the two. The individuals currently selected by B III and Lighthouse are Messrs. Kaplan and Spencer, respectively.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors of the Company met nine times during 1999.

Our Board of Directors has an Audit Committee and a Compensation Committee. The Company does not have a Nominating Committee.

The Audit Committee reviews and, as it deems appropriate, recommends to the Board internal accounting and financial controls for our company and accounting principles and auditing practices and procedures to be employed in the preparation and review of our financial statements. The Committee also makes recommendations to the Board concerning the engagement of independent public accountants to audit our annual financial statements and the scope of such audits. The Committee currently consists of Messrs. McFarland (Chairman of the Committee), Kaplan and Spencer. During 1999, the Committee met two times.

The Compensation Committee reviews and, as it deems appropriate, recommends to the Board policies, practices and procedures relating to the compensation of managerial employees and the establishment and administration of employee benefit plans. The Committee determines the compensation of executive officers and administers the Huntway Refining Company 1998 Stock Incentive Plan. The Committee currently consists of Messrs. Spencer (Chairman of the Committee), Kaplan and McFarland. During 1999, the Committee met three times.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 1999 and prior to our 1999 annual meeting of stockholders, Messrs. Justin
S. Huscher and Spencer were the members of the Compensation Committee. Thereafter during 1999, Messrs. Spencer, Kaplan and McFarland were the members of the Compensation Committee.

EXECUTIVE OFFICERS

All of our officers are elected each year by the Board of Directors at its annual meeting in May. In addition to Warren J. Nelson, information with respect to whom is set forth above, our executive officers include the following, each of whom has held his current position with our company since prior to 1994, unless otherwise indicated:

     Lucian A. Nawrocki, age 54. Executive Vice President, Asphalt Sales

     Terrance L. Stringer, age 58. Executive Vice President

     William G. Darnell, age 63. Vice President and General Manager/Benicia

     Earl G. Fleisher, age 49. Chief Financial Officer since March 1, 2000

COMPENSATION

BOARD COMPENSATION

We do not pay our directors any fee or additional compensation for service as such, except as described below in the case of non-employee directors. We do reimburse Board members for out-of-pocket costs associated with attending meetings (such as travel, food and lodging).

We have compensated certain non-employee directors for service on the Board by granting them options under the Huntway Refining Company 1998 Stock Incentive Plan. During 1999, we granted to each of Mr. Kaplan and Mr. McFarland an option under such Plan to purchase 150,000 shares of Common Stock at an exercise price equal to the market price on the date of grant. The options have a term of ten years. One-half of each such option was vested and exercisable upon grant and the remaining one-half will vest and become exercisable in October 2000. We may further compensate Mr. Kaplan and Mr. McFarland for services on the Board, and may compensate other existing or future non-employee directors for such service, by granting them options under such Plan. The nature and amount of any such options have not yet been determined.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership (as such term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of Common Stock as of April 3, 2000 by
(a) the persons known by us to have then been the beneficial owners of more than 5% of the outstanding shares of Common Stock, (b) each director, and nominee for director, of our company, (c) each of the executive officers of our company listed in the Summary Compensation Table below and (d) all directors, nominees and executive officers of our company as a group. The address of each person set forth below is c/o Huntway Refining Company, 25129 The Old Road, Suite 322, Newhall, California 91381 unless otherwise indicated.

                                                                    NUMBER
                                                                 OF SHARES(1)        PERCENT
                                                                --------------       -------
Lighthouse Investors, LLC...................................      7,955,469(2)        35.6
200 Seventh Avenue, Suite 105
Santa Cruz, CA 95062
First Chicago Equity Corporation............................      5,320,518(3)        35.5
One First National Plaza
Chicago, IL 60670
DDJ Capital Management, LLC.................................      5,333,333(4)        26.2
141 Linden Street, Suite S-4
Wellesley, MA 02181
Andre Danesh................................................      3,226,227(5)        20.0
Allied Financial Corp.
1583 Beacon Street
Brookline, MA 02146
Contrarian Capital Advisors, L.L.C..........................      2,790,935(6)        16.6
411 West Putnam Avenue, Suite 225
Greenwich, CT 06830

Juan Y. Forster.............................................      1,000,250(7)         6.4
Harris Kaplan...............................................         75,000(8)          .5
J.C. McFarland..............................................        157,000(9)         1.0
Warren J. Nelson............................................       776,400(10)         4.9
Richard Spencer.............................................      7,950,882(2)        35.6
Brian D. Hogan..............................................                --           0
William G. Darnell..........................................       257,030(11)         1.7
Lucian A. Nawrocki..........................................       314,754(12)         2.1
Terrance L. Stringer........................................       302,000(13)         2.0
All directors, nominees and executive officers as a group (9
  persons)..................................................    10,833,316(14)        44.1

-------------------------
 (1) Except as otherwise indicated, beneficial ownership means the sole power to vote and dispose of shares.

 (2) Includes shares beneficially owned by other persons who, together with Lighthouse Investors, LLC, have filed a statement with the Securities and Exchange Commission (the "SEC") pursuant to Section 13(d) of the Exchange Act identifying themselves as a group. Such persons include Richard Spencer. Also includes 7,333,333 shares which Lighthouse Investors, LLC has the right to acquire within 60 days through conversion of Senior Subordinated Secured Convertible Notes of our company. According to the statement filed with the SEC, the power to vote and dispose of 7,805,600 of the shares is shared.

 (3) Includes shares beneficially owned by other persons who, together with First Chicago Equity Corporation, have filed a statement with the SEC pursuant to Section 13(d) of the Exchange Act identifying themselves as a group. According to the statement filed with the SEC, the power to vote and dispose of all such shares is shared.

 (4) Consists of shares which B III Capital Partners, L.P. has the right to acquire within 60 days through conversion of Senior Subordinated Secured Convertible Notes of our company.

 (5) Includes 1,146,059 shares which Mr. Danesh has the right to acquire within 60 days through exercise of outstanding options.

 (6) Includes 1,833,333 shares which Contrarian Capital Fund I, L.P., Contrarian Capital Fund, II, L.P. and persons for which Contrarian Capital Advisors, L.L.C. acts as agent or provides direction have the right to acquire within 60 days through conversion of Senior Subordinated Secured Convertible Notes of our company.

 (7) Includes 560,250 shares which Mr. Forster has the right to acquire within 60 days through exercise of options outstanding under the 1996 Huntway Employee Incentive Option Plan of the Predecessor LP.

 (8) Includes 75,000 shares which Mr. Kaplan has the right to acquire within 60 days through exercise of options outstanding under the 1998 Huntway Employee Incentive Option Plan.

 (9) Includes 100,000 shares which Mr. McFarland has the right to acquire within 60 days through exercise of options outstanding under the 1998 Huntway Employee Incentive Option Plan.

 (10) Includes 615,000 shares which Mr. Nelson has the right to acquire within 60 days through exercise of options outstanding under the 1996 Huntway Employee Incentive Option Plan of the Predecessor LP and 100,000 shares which Mr. Nelson has the right to acquire within 60 days through exercise of options outstanding under the 1998 Huntway Employee Incentive Option Plan.

 (11) Includes 192,500 shares which Mr. Darnell has the right to acquire within 60 days through exercise of options outstanding under the 1996 Huntway Employee Incentive Option Plan of the Predecessor LP.

 (12) Includes 272,500 shares which Mr. Nawrocki has the right to acquire within 60 days through exercise of options outstanding under the 1996 Huntway Employee Incentive Option Plan of the Predecessor LP.

 (13) Includes 295,000 shares which Mr. Stringer has the right to acquire within 60 days through exercise of options outstanding under the 1996 Huntway Employee Incentive Option Plan of the Predecessor LP.

 (14) Includes 9,543,583 shares which directors, nominees and executive officers have the right to acquire within 60 days.

SUMMARY COMPENSATION TABLE

The following table sets forth compensation information for each of our named executive officers serving at the end of 1999.

                                                                      LONG-TERM
                                                                    COMPENSATION
                                                                   ---------------
                                            ANNUAL COMPENSATION      SECURITIES       ALL OTHER
                                            --------------------     UNDERLYING      COMPENSATION
NAME AND PRINCIPAL POSITION          YEAR   SALARY($)   BONUS($)   OPTIONS/SARS(#)       ($)
---------------------------          ----   ---------   --------   ---------------   ------------
Juan Y. Forster(1).................  1999   $316,969    $102,454            --          20,495(2)
  President and                      1998    306,250     306,000       180,000          19,487
  Chief Executive Officer            1997    297,330      75,000            --          13,497
Warren J. Nelson(1)................  1999    214,245      75,000            --          17,365(3)
  Executive Vice President           1998    207,000     207,000       180,000          17,510
  and Chief Financial Officer        1997    187,000     100,000            --          10,798
Terrance L. Stringer...............  1999    199,321      64,414            --          19,055(4)
  Executive Vice President of        1998    192,581     192,000       110,000          19,146
  Supply, Planning and Distribution  1997    186,972      62,000            --          12,488
Lucian A. Nawrocki.................  1999    159,694      51,615            --          17,663(5)
  Executive Vice President           1998    154,294     154,000       110,000          17,086
                                     1997    149,800      51,000            --          10,504
William G. Darnell.................  1999    130,596      42,210            --          14,385(6)
  Vice President and                 1998    126,180     126,000        90,000          14,017
  General Manager, Benicia           1997    117,180      45,000            --           8,185

---------------
(1) Mr. Forster retired as President and Chief Executive Officer on March 1, 2000; he was thereupon succeeded in such offices by Warren J. Nelson.

(2) Consists of $16,000 of Company contributions for 1999 to our Profit Sharing and Money Purchase Plans and $4,495 for term life insurance paid for by our company during the year.

(3) Consists of $16,000 of Company contributions for 1999 to our Profit Sharing and Money Purchase Plans and $1,365 for term life insurance paid for by our company during the year.

(4) Consists of $16,000 of Company contributions for 1999 to our Profit Sharing and Money Purchase Plans and $3,055 for term life insurance paid for by our company during the year.

(5) Consists of $15,970 of Company contributions for 1999 to our Profit Sharing and Money Purchase Plans and $1,693 for term life insurance paid for by our company during the year.

(6) Consists of $13,060 of Company contributions for 1999 to our Profit Sharing and Money Purchase Plans and $1,325 for term life insurance paid for by our company during the year.

OPTION/SAR GRANTS DURING YEAR

No option or stock appreciation rights were granted to the executive officers named in the Summary Compensation Table during 1999.

OPTION/SAR EXERCISES AND YEAR-END VALUES

The following table sets forth information with respect to exercises of options during 1999 by the executive officers named in the Summary Compensation Table and the values of unexercised options held by them as of December 31, 1999. No stock appreciation rights were exercised during 1999 by such executive officers or held by them as of December 31, 1999.

     AGGREGATED OPTION/SAR EXERCISES IN 1999 AND YEAR-END OPTION/SAR VALUES

                                                         NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                        UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                            OPTIONS/SARS AT                OPTIONS/SARS
                          SHARES                              YEAR-END(#)                 AT YEAR-END($)
                        ACQUIRED ON       VALUE       ---------------------------   ---------------------------
         NAME           EXERCISE(#)    REALIZED($)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
         ----           -----------   -------------   -----------   -------------   -----------   -------------
Juan Y. Forster.......       0             $0           560,250        180,000       $385,172          $0
Warren J. Nelson......       0              0           615,000        180,000        422,813           0
Terrance L.
  Stringer............       0              0           295,000        110,000        202,813           0
Lucian A. Nawrocki....       0              0           272,500        110,000        187,344           0
William G. Darnell....       0              0           192,500         90,000        132,344           0

PLANS AND ARRANGEMENTS

Profit Sharing Plan

Under our profit sharing plan, we may elect from time to time to make contributions to the plan for the accounts of eligible covered employees. In addition, each such employee may, within the limits applicable to tax-qualified plans, elect to have up to 15% of his or her compensation (excluding bonus and commission) contributed to his or her account by the Company on a pre-tax basis and we match such contribution up to 2% of such compensation. Account balances are invested in one or more third party investment funds selected by the employees from among those available under the plan. Contributions elected by employees vest immediately. Company discretionary and matching contributions vest beginning after three years of credited service under the plan, on a cumulative basis of 20% per year of credited service in excess of two. Vested contributions (after any earnings or losses from the investment thereof) are distributed in a lump sum or installments following termination of employment, but vested account balances may under certain circumstances be withdrawn or borrowed earlier.

Money Purchase Plan

We have a defined contribution pension plan for all of our eligible covered employees. Under the plan, we contribute annually for the account of each eligible employee an amount equal to 4% of such employee's compensation (excluding bonus and commission). Contributions for the account of the employee are invested in one or more third party investment funds selected by the employee. Contributions vest beginning after two years of credited service under the plan, on a cumulative basis resulting in full vesting after seven years of such service. Vested contributions (after any earnings or losses from the investment thereof) are distributed in an annuity, a lump sum or installments following termination of employment.

Nelson Employment Agreement

We have negotiated the terms of an employment agreement with Mr. Nelson in connection with his assuming the positions of President and CEO of our company, which agreement is expected to have a three year term. We have not yet executed an employment agreement containing the terms outlined below, and as a result the described terms could change even though such is not expected. The agreement is expected to provide that in the event of a change in control of our company and termination of employment, Mr. Nelson will be entitled to among other things a payment equal to three times his then current base pay and target performance bonus (which bonus is 50% of base pay) and to the continuation of certain health and other benefits for a period of three years, subject to certain limitations. The agreement is also expected to provide that in the event Mr. Nelson is terminated for any reason other than cause that he will be entitled to among other things a payment equal to one times his then current base pay and target performance bonus and to the continuation of certain health and other benefits for a period of one year.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

All members of the Compensation Committee are non-employee directors. The Committee regularly reviews and, with any changes it believes appropriate, approves of our executive compensation program. An independent compensation consultant has been retained by the Committee and has advised the Committee on all compensation matters since 1999. Our executive compensation program is structured to help us achieve our business objectives by:

- setting levels of compensation designed to attract and retain key executives;

- providing incentive compensation that varies directly with both our performance and individual contribution to performance; and

- linking incentive compensation to shareholder objectives.

Compensation Program Components

The particular elements of the compensation program for executive officers are further explained below:

Base Salary. Base pay levels are largely determined through comparisons with a peer group of companies of similar size, activity and complexity. Salaries are also based on individual performance contributions within a competitive salary range for each position that is established through job evaluation and market comparisons.

Annual Incentive Compensation. Our executive officers are eligible to participate in an annual incentive compensation plan with awards based primarily on the attainment of goals regarding net operating profit after tax as defined less a capital charge. The capital charge is computed using an assumed return on equity (shares outstanding times beginning of the year stock price) and an after-tax cost of debt. This approach provides incentive compensation only after an after tax cost of debt and an assumed return on equity has been subtracted from operating earnings as defined. The financial goals are established and approved by the Board of Directors. The objective of this incentive plan is to deliver competitive levels of compensation for the attainment of financial targets that the Committee believes are important determinants of share price over time.

In 1995, no awards were made due to a net loss. In 1996 and 1997, awards were based on financial performance as defined by EBIDA (earnings before interest, depreciation and amortization). In 1998 and 1999, awards were based on financial performance as defined by EBITDA (earnings before interest, income taxes and depreciation and amortization). In 1999, incentive awards declined as these earnings fell below the earnings projected in the business plan.

Stock Option Program. The Committee strongly believes that by providing those persons who have substantial responsibility for the management and growth of our company with an opportunity to increase their ownership of Common Stock, the interests of the shareholders and executives will be closely aligned. Therefore the executive officers are eligible to receive stock options from time to time at the discretion of the Committee, giving them the right to purchase shares of Common Stock at a specified price in the future. The number of shares of stock options granted to executive officers is based on their ability to influence our performance as determined by the Committee.

CEO Compensation. In accordance with the discussion above of our philosophy for executive compensation, the compensation for the Chief Executive Officer is based primarily upon our financial performance and peer group compensation. In 1999, 1998, 1997 and 1996 the bonus awards paid to the Chief Executive Officer were entirely based on the financial performance of our company.

                             Compensation Committee
                          Richard Spencer -- Chairman
                                 Harris Kaplan
                                 J.C. McFarland

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
            HUNTWAY REFINING COMPANY COMMON STOCK, S&P 500 INDEX AND
                               RUSSELL 2000 INDEX
HUNTWAY PERFORMANCE CHART

                                                  HUNTWAY COMMON STOCK            S&P 500 INDEX            RUSSELL 2000 INDEX
                                                  --------------------            -------------            ------------------
1994                                                     100.00                      100.00                      100.00
1995                                                      43.80                      134.11                      126.21
1996                                                      81.30                      161.29                      144.84
1997                                                     262.50                      211.30                      174.56
1998                                                     168.80                      267.65                      168.54
1999                                                     112.50                      318.87                      198.35

The foregoing comparison of total return (change in year-end unit or stock price plus, when applicable, reinvested dividends) assumes that $100 was invested on January 1, 1995 in the limited partnership units of the Predecessor Partnership, in the Standard & Poor's ("S&P") 500 Index, a broad equity market index that includes companies whose equity securities are listed on the New York Stock Exchange, and in the Russell 2000 Index, a broad index of companies with small market capitalizations (an arithmetic average of $526 million at December 31, 1999). At December 31, 1999, our market capitalization was $17.8 million.

CERTAIN TRANSACTIONS

We entered into an agreement with Mr. Forster on February 23, 2000. Such agreement provides for among other things the retention of Mr. Forster as an independent consultant until February 28, 2002, and thereunder Mr. Forster has agreed to render certain consulting services until such date, in each case subject to certain exceptions. As full and complete compensation for any and all services which Mr. Forster may render during such term, we will pay him a consulting fee at the rate of $15,000 per month of services performed. Mr. Forster will also be provided health insurance and life insurance coverage equivalent to his company-provided coverage on his termination date as contemplated by this agreement, subject to changes in coverage generally applicable to our employees, during such term.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely on a review of reports of ownership, reports of changes of ownership and written representations under Section 16(a) of the Exchange Act which were furnished to the Company during or with respect to 1999 by persons who were, at any time during 1999, directors or officers of our company or beneficial owners of more than 10% of the outstanding shares of Common Stock, all reports required by such Section during 1999 were filed on a timely basis.

ANNUAL REPORT ON FORM 10-K

Our Annual Report on Form 10-K for the year ended December 31, 1999 (without exhibits) is included with this proxy statement. Stockholders are referred to the report for financial and other information about our company.

DEADLINE FOR STOCKHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING

Any stockholder proposal to be considered for inclusion in proxy material for our annual meeting of stockholders in May 2001 must be received at our principal executive offices no later than December 13, 2000.

ADVANCE NOTICE REQUIREMENT FOR ANY NOMINATION OR MATTER TO BE RAISED BY A STOCKHOLDER

Any nomination for election to our Board of Directors at any meeting of stockholders, or proposal of business to be transacted at any meeting of stockholders, that is not included in our proxy statement and form of proxy relating to the meeting but that a stockholder wishes to make at the meeting may be made only if it may properly be made by the stockholder at the meeting and only if the stockholder delivers a notice to the Secretary of our company at our principal executive offices on a timely basis. For an annual meeting, the notice must be so delivered not less than 45 days before the date on which we first mailed our proxy materials for the prior year annual meeting (unless the date of the meeting is changed by more than 30 days from the prior year, in which event such notice must be so delivered a reasonable time before we mail our proxy materials for the annual meeting). For a special meeting, the notice must be so delivered not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public announcement of the date of the meeting was made. The notice must set forth the related information required by Article II, Section 11 of our bylaws. Such information generally consists of the information relating to any nominee that would be required to be disclosed in our proxy statement for that meeting if the nominee were proposed by us or, as to other matters, a brief description of the matter, the reason for the proposal and any material interest of the proposing stockholder (or beneficial owner) in the matter and information regarding the proposing stockholder (or beneficial owner) and such stockholder's (or beneficial owner's) beneficial ownership of shares of our company.

DISCRETIONARY VOTING OF 2001 PROXIES

The persons named in proxies solicited by our Board of Directors in connection with our 2001 annual meeting of stockholders will have discretionary authority to vote such proxies with respect to any matter properly presented by a stockholder at the meeting that is not specifically set forth in the notice of the meeting if the Company does not have notice of such matter on or before February 26, 2001 (unless the date of the meeting is changed by more than 30 days from May 10, in which event such persons will have such discretionary authority if we do not have notice of such matter a reasonable time before we mail our proxy materials for the meeting).

PROXY SOLICITATION

Proxies will be solicited by mail. Proxies may also be solicited by directors, officers and a small number of regular employees of our company personally or by mail, telephone or telegraph, but such persons will not be specially compensated for such services. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the soliciting material to the beneficial owners of stock held of record by such persons, and we will reimburse them for their expenses in doing so.

The entire cost of solicitation will be borne by our company.

OTHER MATTERS

Deloitte & Touche LLP, who served as auditors for the year ended December 31, 1999, have been selected by the Board, upon recommendation of the Audit Committee, to audit the consolidated financial statements of our company for the year ending December 31, 2000. It is expected that one or more representatives of Deloitte & Touche LLP will attend the annual meeting, with the opportunity to make a statement if they should so desire, and will be available to respond to appropriate questions.

The management does not intend to present, and does not have any reason to believe that others will present, any item of business at the annual meeting other than those specifically set forth in the notice of the meeting. However, if other matters are properly presented for a vote, the proxies will be voted for such matters in accordance with the judgment of the persons acting under the proxies.

                                          By Order of the Board of Directors

                                          EARL G. FLEISHER
                                          Chief Financial Officer and Secretary

Newhall, California
April 10, 2000

                                  DETACH HERE
--------------------------------------------------------------------------------

                                     PROXY

                            HUNTWAY REFINING COMPANY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
  FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON WEDNESDAY, MAY 10, 2000

   Warren J. Nelson and Earl G. Fleisher (each with full power of substitution) are hereby authorized to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present at the annual meeting of stockholders of Huntway Refining Company to be held on Wednesday, May 10, 2000, and at any postponement or adjournment thereof, as directed on the reverse side and as follows. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE, BUT IF NO DIRECTION IS GIVEN, THE SHARES WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NAMED NOMINEES.


YOUR VOTE IS IMPORTANT! PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.


[SEE REVERSE]      (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)    [SEE REVERSE]
    SIDE                                                               SIDE


                                                       DETACH HERE
------------------------------------------------------------------------------------------------------------------------------------

[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.


    1. Election of Directors                                     2. In their discretion, upon such other business as may properly be brought before the meeting.
       NOMINEES: (01)J.C. McFarland and (02)Brian D. Hogan

         FOR                              WITHHELD
         BOTH    [  ]             [   ]  FROM BOTH
       NOMINEES                           NOMINEES


[  ]
     ---------------------------------------------
     For both nominees except as noted above
                                                                    MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  [  ]


                                                                    The undersigned acknowledges receipt of the Notice of Annual
                                                                    Meeting of Stockholders and of the Proxy Statement.



                                                                    IMPORTANT:  Please sign exactly as your name or names appear to the left. Joint owners should each sign personally. If you sign as agent or in any other representative capacity, please state the capacity in which you sign.



Signature:                              Date:               Signature:                                        Date:
          -----------------------------      --------------           ---------------------------------------      ----------
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